UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2021 (April 12, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As originally announced in the 8-K filed on March 9, 2021, iSun, Inc. (the “Company”) provided notice to the holders of its outstanding public warrants (the “Warrants”) that, pursuant to the terms of the Warrants, the Company determined to exercise its right to redeem the Warrants by paying to the holders of such Warrants the redemption price of $0.01 per warrant, with the redemption to take place on April 12, 2021 (the “Redemption Date”).

Since the Company provided the redemption notice, approximately 1,042,116 Warrants were exercised for approximately 521,058 shares of the Company’s Common Stock. On April 12, 2021, the Company redeemed approximately 453,764 Warrants that remained outstanding on the Redemption Date, in accordance with the Public Warrant terms.

After the redemption, as of April 12, 2021, the Company had outstanding approximately 9,082,659 shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

On April 16, 2021, the Company issued a press release titled “iSun, Inc. Announces Completion of Redemption of Public Warrants” A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

(d) Exhibits

99.1 Press Release of iSun, Inc., dated April 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer